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                                                                    EXHIBIT j(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of
The Mainstay Funds:


We consent to the reference to our firm under the heading "Independent Accountants" in this Registration Statement of The Mainstay Common Stock Fund.


/s/ KPMG LLP


Philadelphia, Pennsylvania
October 29, 2004